Exhibit 99.1

   GLOBAL PARTNERS LP REPORTS RECORD FINANCIAL RESULTS FOR THIRD QUARTER 2006

              GROWTH OF HIGHER MARGIN PRODUCTS DRIVES NET INCOME OF
                          $6.2 MILLIONE OF $6.2 MILLION

    WALTHAM, Mass., Nov. 9 /PRNewswire-FirstCall/ -- Global Partners LP (NYSE:
GLP) today announced financial results for the third quarter ended September 30, 2006.

    Financial Results for the Three Months Ended September 30, 2006 and 2005

    Net income for the three months ended September 30, 2006 increased to $6.2 million, or $0.53 per diluted limited partner unit, from a net loss of $2.0 million for the same period in 2005. In last year's third quarter, the Partnership paid $3.1 million in bonuses to certain officers and employees in connection with the organization of Global Partners LP and recorded a $1.1 million charge for the termination of an insurance policy. Adjusted net income per diluted limited partner unit was $0.54 for the third quarter of 2006. There is no period-to-period per unit comparison because Global Partners' common units did not begin trading until September 30, 2005.

    Adjusted net income per diluted limited partner unit is a non-GAAP (Generally Accepted Accounting Principles) financial measure explained in greater detail below under "Use of Non-GAAP Financial Measures." Please refer to Financial Reconciliations included in this news release for a reconciliation of net income per diluted limited partner unit to adjusted net income per diluted limited partner unit for the three months ended September 30, 2006.

    Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the three months ended September 30, 2006 increased more than 395% to $10.9 million from $2.2 million for the same period in 2005. EBITDA is a non-GAAP financial measure explained in greater detail below under "Use of Non-GAAP Financial Measures." Please refer to Financial Reconciliations included in this news release for reconciliations of net income to EBITDA and cash flow from operating activities to EBITDA for the three months ended September 30, 2006 and 2005.

    Distributable cash flow for the third quarter of 2006 was $6.7 million. Distributable cash flow is a non-GAAP financial measure explained in greater detail below under "Use of Non-GAAP Financial Measures." Please refer to Financial Reconciliations included in this news release for reconciliations of net income to distributable cash flow and cash flow from operating activities to distributable cash flow for the three months ended September 30, 2006.

    Sales for the three months ended September 30, 2006 grew 16% to $995.8 million from $854.9 million in the same period of 2005 as a result of an increase in commodity prices and product volumes. Wholesale segment sales increased 19% to $927.7 million from $776.7 million in the third quarter of 2005. Commercial segment sales decreased to $68.1 million from $78.2 million in the third quarter of 2005.

    For the three months ended September 30, 2006, Global Partners reported combined gross profit of $25.7 million, compared with $19.0 million in the same period of 2005.

    "Our third-quarter financial results demonstrate the successful execution of our corporate strategy, which combines internal growth and strategic acquisitions, complemented by a period of favorable market conditions," said President and Chief Executive Officer Eric Slifka. "We continue to expand our higher margin product lines and broaden the non-weather dependent components of our business, generating record third-quarter operating income."

    "Product volumes were up significantly through increased business with existing customers, the addition of new accounts and incremental contributions from our recent acquisitions," Slifka continued. "We are pleased with the third-quarter performance of the Bridgeport refined products terminal we purchased in May. The preliminary returns on our recently acquired Macungie terminal in Pennsylvania are in line with our expectations, and we continue to evaluate other accretive acquisition opportunities."

    Recent Highlights Since the end of the second quarter:

    * The Partnership declared a cash distribution of $0.4450 per unit for the period from July 1, 2006 through September 30, 2006 ($1.78 per unit on an annualized basis). The distribution represents an increase of 1.7% over the second-quarter distribution of $0.4375 per unit and of 7.9% since Global Partners' initial public offering in September 2005.

    * Global Partners completed the acquisition of a refined petroleum products terminal in Macungie, Pennsylvania. The terminal has storage capacity for approximately 170,000 barrels of refined products and is being used as a distribution point for diesel fuel, home heating oil, specialty fuel additives and multiple grades of gasoline.

    Financial Results for the Nine Months Ended September 30, 2006 and 2005

    For the first nine months of 2006, Global Partners reported combined gross profit of $78.6 million, an increase of 27% from $61.8 million for the same period in 2005. Sales for the first nine months of 2006 increased to $3.4 billion compared with $2.8 billion for the same period in 2005. Sales in the Wholesale segment rose 24% to $3.1 billion in the first nine months of 2006 from $2.5 billion in the same period of 2005. Sales in the Commercial segment increased 7% in the first nine months of 2006 to $302.7 million from $282.1 million in the same period of 2005.

    Net income for the nine months ended September 30, 2006 was $22.4 million, or $1.68 per diluted limited partner unit, versus $8.3 million for the first nine months of 2005. Adjusted net income per diluted limited partner unit was $1.95 for the first nine months of 2006. There is no period-to-period per unit comparison because Global Partners' common units did not begin trading until September 30, 2005. Please refer to Financial Reconciliations included in this news release for a reconciliation of net income per diluted limited partner unit to adjusted net income per diluted limited partner unit for the nine months ended September 30, 2006.

    EBITDA was $34.3 million for the first nine months of 2006, compared with $18.8 million for the same period in 2005. Please refer to Financial Reconciliations included in this news release for reconciliations of net income to EBITDA and cash flow from operating activities to EBITDA for the nine months ended September 30, 2006 and 2005.

    Distributable cash flow for the first nine months of 2006 was $24.5 million. Please refer to Financial Reconciliations included in this news release for reconciliations of net income to distributable cash flow and cash flow from operating activities to distributable cash flow for the nine months ended September 30, 2006.

    Financial Results Conference Call

    Management will review Global Partners' third-quarter 2006 financial results in a teleconference call for analysts and investors at 10:00 a.m. ET today.

    Dial-in numbers: (800) 289-0544 (U.S. and Canada)
                     (913) 981-5533 (International)

    Five-day replay: (888) 203-1112 (U.S. and Canada)
                     (719) 457-0820 (International)

    Conference code: 6454958 (Required for replay only)

    The call also will be webcast live and archived on the Global Partners' website, http://www.globalp.com.

    Use of Non-GAAP Financial Measures

    Net income per diluted limited partner unit as dictated by Emerging Issues Task Force 03-06 ("EITF 03-06") is theoretical and pro forma in nature and does not reflect the economic probabilities of whether earnings for an accounting period would or could be distributed to unitholders. The limited partnership agreement of Global Partners does not provide for the quarterly distribution of net income, rather, it provides for the distribution of available cash, which is a contractually defined term that generally means all cash on hand at the end of each quarter after establishment of sufficient cash reserves required to operate the Partnership in a prudent manner. Accordingly, the distributions the Partnership has paid historically and will pay in future periods are not impacted by net income per diluted limited partner unit as dictated by EITF 03-06.

    Global Partners uses adjusted net income per diluted limited partner unit to measure its per unit financial performance. Adjusted net income per diluted limited partner unit, as presented in the table below, is defined as net income after adding back the theoretical amount allocated to Global Partners' general partner interest as provided under EITF 03-06, divided by the weighted average number of outstanding diluted limited partner units during the period.

    Global Partners uses EBITDA as a supplemental financial measure to assess: its compliance with certain financial covenants included in its debt agreements; financial performance without regard to financing methods, capital structure, income taxes or historical cost basis; ability to generate cash sufficient to pay interest on its indebtedness and to make distributions to its partners; its operating performance and return on invested capital as compared to those of other companies in the wholesale marketing and distribution of refined petroleum products business, without regard to financing methods and capital structure; and the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities. EBITDA is not calculated or presented in accordance with GAAP. EBITDA should not be considered an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA excludes some, but not all, items that affect net income and operating income, and these measures may vary among other companies. Therefore, EBITDA as presented below may not be comparable to similarly titled measures of other companies.

    Distributable cash flow also is an important non-GAAP financial measure for limited partners of Global Partners since it serves as an indicator of the Partnership's success in providing a cash return on their investment. Specifically, this financial measure indicates to investors whether or not Global Partners is generating cash flows at a level that can sustain or support an increase in its quarterly cash distribution. Distributable cash flow is also a quantitative standard used by the investment community with respect to publicly traded partnerships. Distributable cash flow should not be considered as an alternative to net income or any other indicator of the Partnership's performance required by GAAP. In addition, the distributable cash flow of Global Partners may not be comparable to similarly titled measures of other companies.

    About Global Partners LP

    Global Partners LP, a publicly traded limited partnership based in Waltham, Massachusetts, owns, controls or has access to one of the largest terminal networks of refined petroleum products in the Northeast. It is one of the region's largest wholesale distributors of distillates (such as home heating oil, diesel and kerosene), gasoline and residual oil to wholesalers, retailers and commercial customers. Global Partners LP trades on the New York Stock Exchange under the ticker symbol "GLP." For additional information, please visit http://www.globalp.com.

    Safe Harbor Statement

    This news release contains certain "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements are identified as any statements that do not relate strictly to historical or current facts and can generally be identified by the use of forward-looking terminology including "will," "may," "believe," "expect," "anticipate," "estimate," "continue" or other similar words. Such statements may discuss business prospects, new developments and future expectations or contain projections of results of operations, financial condition and Global Partners LP's ability to make distributions to unitholders. These statements are not guarantees of performance. Although Global Partners LP believes these forward-looking statements are based on reasonable assumptions, statements made regarding future results are subject to a number of assumptions, uncertainties and risks, many of which are beyond the control of Global Partners LP, which may cause actual results to be materially different from the forward-looking statements contained in this news release. For specific risks and uncertainties that could cause actual results to differ materially from forward-looking statements, please refer to Global Partners LP's Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, and its Annual Report on Form 10-K for the year ended December 31, 2005. All forward-looking statements included in this news release and all subsequent written or oral forward-looking statements attributable to Global Partners LP or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date made, and Global Partners LP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    The financial statements and financial information presented below reflect the operations of Global Partners LP

GLOBAL PARTNERS LP
CONSOLIDATED/COMBINED STATEMENTS OF OPERATIONS
(In thousands, except for per unit data)
(Unaudited)

                                   Successor    Predecessor       Successor    Predecessor
                                      Three Months Ended             Nine Months Ended
                                        September 30,                  September 30,
                                 ---------------------------    ---------------------------
                                     2006           2005            2006           2005
                                 Consolidated     Combined      Consolidated     Combined
                                 ------------   ------------    ------------   ------------
Sales                            $    995,834   $    854,853    $  3,378,210   $  2,770,129
Cost of sales                         970,113        835,903       3,299,628      2,708,300
                                 ------------   ------------    ------------   ------------
Gross profit                           25,721         18,950          78,582         61,829

Selling, general and
 administrative expenses               10,284         11,644          30,272         29,427
Operating expenses                      5,336          4,707          16,153         14,617
Amortization expenses                     358            406           1,170          1,217
                                 ------------   ------------    ------------   ------------
Operating income                        9,743          2,193          30,987         16,568

Interest expense                        3,414          3,191           7,520          7,169
Other expense                               -          1,050               -          1,050
                                 ------------   ------------    ------------   ------------

Income before income tax
 expense                                6,329         (2,048)         23,467          8,349

Income tax expense                         95              -           1,065              -
                                 ------------   ------------    ------------   ------------

Net income (loss)                       6,234   $     (2,048)         22,402   $      8,349
                                                ============                   ============

Less:
General partner's interest
 in net income                            125                            449
                                 ------------                   ------------
Limited partners' interest
 in net income                   $      6,109                   $     21,953
                                 ============                   ============

Net income per limited
 partner unit, basic and
 diluted(1)(2)                   $       0.53                   $       1.68
                                 ============                   ============

Weighted average limited
 partners' units
 outstanding,
basic and diluted                      11,285                         11,285
                                 ============                   ============

(1) Under the provisions of Emerging Issues Task Force ("EITF") 03-06, "Participating Securities and the Two-Class Method under FASB Statement No. 128," ("EITF 03-06"), net income per limited partner unit for the three and nine months ended September 30, 2006 assumes a theoretical distribution of earnings. Although this theoretical calculation provided by EITF 03-06 does not impact the Partnership's overall net income, it does reduce the Partnership's net income per limited partner unit for the three and nine months ended September 30, 2006.

(2) See Financial Reconciliations, Table #1.

GLOBAL PARTNERS LP
CONSOLIDATED BALANCE SHEET
(In thousands)
(Unaudited)

                                             September 30,  December 31,
                                                 2006           2005
                                             ------------   ------------
Assets
Current assets:
 Cash and cash equivalents                   $      2,051   $      1,769
 Accounts receivable, net                         156,476        237,861
 Accounts receivable - affiliates                   1,156          2,005
 Inventories                                      250,112        260,714
 Brokerage margin deposits                          8,933          9,210
 Fair value of forward fixed price
  contracts                                        59,170              -
 Prepaid expenses and other current
  assets                                           14,092          7,781
                                             ------------   ------------
    Total current assets                          491,990        519,340

Property and equipment, net                        31,030         21,975
Intangible assets, net                              9,434         10,603
Other assets                                        2,648          2,838
                                             ------------   ------------
    Total assets                             $    535,102   $    554,756
                                             ============   ============

Liabilities and partners' equity
Current liabilities:
 Accounts payable                            $    158,239   $    259,463
 Notes payable, other -- current portion              298            297
 Income taxes payable                                 834          1,200
 Accrued expenses and other current
  liabilities                                      25,815         28,615
 Obligations on forward fixed price
  contracts and other derivatives                       -          1,038
                                             ------------   ------------
    Total current liabilities                     185,186        290,613

Long-term liabilities:
 Revolving line of credit                         259,700        181,600
 Notes payable, other -- less
  current portion                                   1,337          1,559
 Other long-term liabilities                        4,834          4,676
                                             ------------   ------------
    Total long-term liabilities                   265,871        187,835

Partners' equity                                   84,045         76,308
                                             ------------   ------------
    Total liabilities and partners'
     equity                                  $    535,102   $    554,756
                                             ============   ============

GLOBAL PARTNERS LP
Financial Reconciliations
(In thousands, except per unit data)
(Unaudited)

                                              Three Months Ended               Nine Months Ended
                                                 September 30,                   September 30,
                                         ----------------------------    ----------------------------
                                             2006            2005            2006            2005
                                         ------------    ------------    ------------    ------------
Table 1 - Reconciliation of net
 income per diluted limited partner
 unit to adjusted net income per
 diluted limited partner unit
--------------------------------------

Net income per diluted limited
 partner unit under EITF 03-06           $       0.53                    $       1.68
Dilutive impact of theoretical
 distribution of earnings                        0.01                            0.27
                                         ------------                    ------------
Adjusted net income per diluted
 limited partner unit                    $       0.54                    $       1.95
                                         ============                    ============

Table 2 - Reconciliation of net
 income (loss) to EBITDA
--------------------------------------

Net income (loss)                        $      6,234    $     (2,048)   $     22,402    $      8,349
Depreciation and amortization                   1,127           1,049           3,287           3,276
Interest expense                                3,414           3,191           7,520           7,169
Income tax expense                                 95               -           1,065               -
                                         ------------    ------------    ------------    ------------
EBITDA                                   $     10,870    $      2,192    $     34,274    $     18,794
                                         ============    ============    ============    ============

Table 3 - Reconciliation of cash
 flow from operating activities to
 EBITDA
--------------------------------------

Cash flow from operating
 activities                              $    (64,121)   $    (43,337)   $    (51,882)   $     (2,376)
Increase in operating assets and
 liabilities                                   71,482          42,338          77,571          14,001
Interest expense                                3,414           3,191           7,520           7,169
Income tax expense                                 95               -           1,065               -
                                         ------------    ------------    ------------    ------------
EBITDA                                   $     10,870    $      2,192    $     34,274    $     18,794
                                         ============    ============    ============    ============

Table 4 - Reconciliation of net
 income to distributable cash flow
--------------------------------------

Net income                               $      6,234                    $     22,402
Depreciation and amortization                   1,127                           3,287
Maintenance capital expenditures                 (692)                         (1,207)
                                         ------------                    ------------
Distributable cash flow                  $      6,669                    $     24,482
                                         ============                    ============

Table 5 - Reconciliation of cash flow
 from operating activities to
 distributable cash flow
--------------------------------------

Cash flow from operating
 activities                              $    (64,121)                   $    (51,882)
Increase in operating assets and
 liabilities                                   71,482                          77,571
Maintenance capital expenditures                 (692)                         (1,207)
                                         ------------                    ------------
Distributable cash flow                  $      6,669                    $     24,482
                                         ============                    ============

Contacts:
Thomas J. Hollister                 Edward J. Faneuil
Executive Vice President and        Executive Vice President,
Chief Financial Officer             General Counsel and Secretary
Global Partners LP                  Global Partners LP
(781) 894-8800                      (781) 894-8800

SOURCE  Global Partners LP
    -0-                             11/09/2006
    /CONTACT:  Thomas J. Hollister, Executive Vice President and
Chief Financial Officer, +1-781-894-8800, or Edward J. Faneuil,
Executive Vice President, General Counsel and Secretary, +1-781-894-8800, both of Global Partners LP /
    /First Call Analyst: /
    /FCMN Contact: /
    /Web site: http://www.globalp.com /